UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On May 21, 2013, Adept Technology, Inc. (“Adept” or the “Company”) received a notice from the NASDAQ Stock Market (the “Notice”) indicating that Adept’s stockholders’ equity reported for its most recently completed fiscal quarter did not meet the minimum requirement of $10,000,000 for continued listing as set forth in NASDAQ’s Listing Rule 5450(b)(1)(A). As reported in Adept’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2013, Adept’s stockholders’ equity was $9,258,000 as of March 31, 2013.

Under NASDAQ Rules, Adept has 45 calendar days (July 5, 2013) to submit a plan as to how Adept would seek to regain compliance with this requirement or to seek to transfer listing of Adept’s common stock to The Nasdaq Capital Market, the listing requirements of which are currently met by Adept. Adept is reviewing its plans and operations to determine its response from these alternatives within this 45 day time period.

There can be no assurance that any plan submitted by Adept would be accepted by NASDAQ or would be successful in maintaining Adept’s listing on NASDAQ Global Market for its common stock.  Any such failure, or any decision by Adept to be listed on The Nasdaq Capital Market, may impact the liquidity and market price of Adept’s common stock and Adept’s access to the capital markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: May 24, 2013	By:	/s/Michael Schradle
Michael Schradle Senior Vice President of Finance and Chief Financial Officer